UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2007, The Hershey Company (the “Company”) announced that Thomas K. Hernquist, Senior Vice President, Global Chief Growth Officer, has resigned from the Company.  Mr. Hernquist’s tenure as an elected officer of the Company ended on December 4, 2007, and his last day of active employment will be December 31, 2007.

In connection with his resignation, Mr. Hernquist entered into a Confidential Agreement and General Release (the “Agreement”) pursuant to which he will receive benefits under the Company’s Executive Benefits Protection Plan (Group 3A) (the “Group 3A Plan”) and provide, through December 31, 2008, certain consultation and transition assistance if and as reasonably requested by the Company.  The Agreement also contains covenants regarding confidentiality and non-competition.

The Group 3A Plan was last filed with the Securities and Exchange Commission (“SEC”) on January 3, 2007, as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  Details of Mr. Hernquist’s participation under the Group 3A Plan are contained in the Company’s proxy statement for the 2007 annual meeting of stockholders, filed with the SEC on March 16, 2007, except that Mr. Hernquist will receive payment of his base salary component in a lump-sum upon separation from service as opposed to payment over a period of two years as described in the proxy statement.  This change is one of several minor amendments to the Group 3A Plan adopted by the Company’s Board of Directors in October 2007 in response to the adoption of final regulations under Section 409A of the Internal Revenue Code.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	The Hershey Company Press Release dated November 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December  5, 2007

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	The Hershey Company Press Release dated November 30, 2007